Exhibit 99.1
Marine Petroleum Trust
News Release
MARINE PETROLEUM TRUST
ANNOUNCES THIRD QUARTER CASH DISTRIBUTION
     DALLAS, Texas, August 21, 2006 — Bank of America, N.A., as Trustee of the Marine Petroleum Trust (NASDAQ — MARPS), today declared a quarterly cash distribution to the holders of its units of beneficial interest of $.568493 per unit, payable on September 28, 2006, to unit holders of record on August 31, 2006.
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Contact:	Ron E. Hooper Senior Vice President Bank of America, N.A. Toll Free — 800.985.0794